UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 08, 2025

Xometry, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40546	32-0415449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6116 Executive Blvd, Suite 800
North Bethesda, Maryland		20852
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (240) 252-1138

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.000001 per share	XMTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2025, Xometry, Inc. (the “Company”) announced that Sanjeev Singh Sahni has been appointed to serve as the Company’s President, effective as of January 7, 2025 (the “Effective Date”).

Mr. Sahni, age 48, most recently served in various roles at Wayfair Inc., a publicly-traded e-commerce company, from September 2017 to December 2024, including Vice President of B2B E-commerce and Head of Global Sales – B2C & B2B from April 2023 to December 2024, Vice President and Head of Customer Experience from May 2020 to April 2023 and Head of CastleGate Forwarding, Wayfair’s digital freight forwarding arm, from September 2017 to May 2020. Prior to Wayfair, Mr. Sahni was an Associate Partner at strategy consulting firm McKinsey & Company from 2008 to 2017. Mr. Sahni earned an M.B.A. from Indian Institute of Management (IIM), Lucknow and B.Tech from the Indian Institute of Technology (IIT - Banaras Hindu University) Varanasi, as well as executive education from Yale School of Management.

In connection with his appointment as our President, Mr. Sahni has entered into an employment agreement with the Company, dated November 5, 2024 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Sahni will receive an initial base salary of $460,000 and an annual discretionary bonus with a target amount equal to 70% of his annual base salary. Within 30 days of the Effective Date, Mr. Sahni will be granted an initial equity award of restricted stock units (“RSUs”) under the Company’s 2021 Equity Incentive Plan (the “Plan”) with an aggregate value of $2,250,000 (the “Initial RSU Award”) on the date of grant (the “Grant Date”), based on the trading-day average share price on the Nasdaq Global Select Market (“Nasdaq”) for the 20-trading-day period ending on the day prior to the Grant Date. The Initial RSU Award will vest over three years, with 60% of the total shares subject to the award vesting on the first anniversary of the Effective Date, 30% of the total shares subject to the award vesting on the second anniversary of the Effective Date, and 10% of the total shares subject to the award vesting on the third anniversary of the Effective Date, in each case subject to Mr. Sahni’s continued service with the Company through such vesting date. Mr. Sahni will also be granted equity in a combination of RSUs and/or performance stock units under the Plan with an aggregate value of $2,750,000 (the “RSU/PRSU Awards”) on the Grant Date, based on the trading-day average share price on Nasdaq for the 20-trading-day period ending on the day prior to the Grant Date. The performance stock units will be granted concurrently with those awarded to the other Company executives. The vesting and other terms for the RSU/PRSU Awards will be substantively consistent with such terms as applicable to the annual equity grants made to the Company’s other executive officers.

Pursuant to the Employment Agreement, Mr. Sahni is also entitled to certain payments and benefits upon a qualifying termination of employment or a Change in Control (as defined in the Plan). If we terminate Mr. Sahni’s employment without Cause or Mr. Sahni resigns for Good Reason (each as defined in the Employment Agreement), in either case outside of the period beginning three months prior to and ending twelve months after a Change in Control (such period, the “Change In Control Measurement Period”), then he will be eligible to receive the following severance benefits in addition to certain accrued obligations: (1) twelve months of base salary, less applicable tax withholdings and paid in accordance with our regular payroll practices; (2) an amount equal to Mr. Sahni’s prorated annual performance bonus for the calendar year in which the termination occurs, calculated based on the number of days Mr. Sahni was employed during the applicable calendar year, less applicable tax withholdings; and (3) up to twelve months of the employer portion of COBRA premiums paid by us. In addition, if we terminate Mr. Sahni’s employment without Cause or Mr. Sahni resigns for Good Reason within the Change In Control Measurement Period, then, in addition to the foregoing benefits, (1) Mr. Sahni will also be eligible to receive an amount equal to 100% of his target annual performance bonus for the calendar year in which the termination occurs, less applicable tax withholdings; (2) all of the outstanding and unvested time-based equity awards held by Mr. Sahni immediately prior to the termination date will become fully vested and immediately exercisable; and (3) all of the outstanding and unvested performance-based equity awards held by Mr. Sahni immediately prior to the termination date will become fully vested and immediately exercisable as if the performance metrics were achieved at 100%. As a condition to receiving the severance benefits set forth above, Mr. Sahni must sign and comply with a separation agreement in a form presented by us, containing among other terms a general release of claims.

There is no arrangement or understanding between Mr. Sahni and any other person pursuant to which he was selected as the Company’s President, and there is no family relationship between Mr. Sahni and any of the Company’s other executive officers or directors. Other than with respect to the Employment Agreement, there are no transactions between Mr. Sahni and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment as President, Mr. Sahni and the Company will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1/A (File No. 333-256769), which requires the Company to indemnify Mr. Sahni, to the fullest extent permitted by Delaware law, for certain liabilities to which he may become subject as a result of his affiliation with the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Employment Agreement, a copy of which the Company expects to file with its Annual Report on Form 10-K for the year ended December 31, 2024, and upon filing will be incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 8, 2025, the Company issued a press release announcing the appointment of Mr. Sahni as the Company’s President. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth under this Item 7.01 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Xometry, Inc. issued on January 8, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XOMETRY, INC.

Date:	January 8, 2025	By:	/s/ Randolph Altschuler
Randolph Altschuler Chief Executive Officer